Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Interface, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Company’s previously filed registration statements on Form S-8, Registration No. 33-28305; Form S-8, Registration No. 33-28307; Form S-8, Registration No. 33-69808; Form S-8, Registration No. 33-54999; Form S-8, Registration No. 333-10377; Form S-8, Registration No. 333-10379; Form S-8, Registration No. 333-38675; Form S-8, Registration No. 333-38677 (as amended); Form S-8, Registration No. 333-93679; Form S-8, Registration No. 333-66956; Form S-8, Registration No. 333-120813; and Form S-8, Registration No. 333-135781; relating to the Company’s Key Employee Stock Option Plan, Offshore Stock Option Plan, Key Employee Stock Option Plan (1993), Savings and Investment Plan, Omnibus Stock Incentive Plan, Nonqualified Savings Plan and Nonqualified Savings Plan II; and Form S-3, Registration No. 333-46611, as amended by Form S-3/A, and Form S-3, Registration No. 333-134168; including the prospectuses therein, of our reports dated March 9, 2007, relating to the consolidated financial statements, the effectiveness of internal control over financial reporting and schedule included in the Company’s Form 10-K for the year ended December 31, 2006.

/s/ BDO SEIDMAN, LLP
Atlanta, Georgia
March 14, 2007